SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report:
                                  May 12, 2004

                                XINO CORPORATION

             (Exact name of registrant as specified in its charter)

            Delaware                                      93-0962072
            --------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            3355 North Academy Blvd.
                                    Suite 260
                           Colorado Springs, CO 80917
                                  719-633-5301

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                         Formerly CITA Biomedical, Inc.
                               9025 Wilshire Blvd.
                                    Suite 301
                             Beverly Hills, CA 90211

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

ITEM 5. OTHER EVENTS.

CITA Biomedical, Inc. has formerly changed its name to Xino Corporation, incorporated in the State of Delaware. CITA Biomedical was incorporated in Delaware on May 29, 2002 having previously been incorporated in Colorado. The shareholders of CITA has earlier approved in 2002 the incorporation in Delaware and changing the name as directed by the Board of Directors. In an 8-K filing on August 20, 2003, CITA Biomedical disclosed that all of the collateral pledged by the Company to secure a $300,000 loan, including all the rights in intellectual property and virtually all other personal property of the Company was sold at a foreclosure sale. As a result of the foreclosure, the Company has virtually no remaining operating assets.

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This release contains projections and other forward-looking statements regarding future events and the future financial performance of Xino that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Xino (Formerly CITA Biomedical, Inc.) with the SEC, specifically the most recent reports on Form 10-KSB and 10-QSB, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Xino's most recent reports on Form 10-KSB and Form 10-QSB, each as it may be amended from time to time.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. None required.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                XINO CORPORATION

Dated: May 14, 2004              By: /s/ Mike Hinton
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                                     Secretary